As filed with the Securities and Exchange Commission on August 7, 2015

Registration No. 333-_____
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
____________

THE MEDICINES COMPANY
(Exact name of registrant as specified in its charter)

Delaware	04-3324394
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

8 Sylvan Way Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

2013 Stock Incentive Plan
(Full title of the plan)
____________

Clive A. Meanwell
Chairman and Chief Executive Officer
The Medicines Company
8 Sylvan Way
Parsippany, New Jersey 07054
(Name and address of agent for service)

(973) 290-6000
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value per share	3,300,000 shares(2)	$30.82(3)	$101,706,000(3)	$11,819.00

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Represents additional shares of Common Stock authorized for issuance under the 2013 Stock Incentive Plan, as amended.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on The NASDAQ Global Select Market on August 3, 2015.

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Statement of Incorporation by Reference

This Registration Statement on Form S-8 is being filed to register the offer and sale of an additional 3,300,000 shares of Common Stock, $0.001 par value per share, of The Medicines Company (the “Registrant”) authorized for issuance under the Registrant’s 2013 Stock Incentive Plan, as amended (the “2013 Plan”). In accordance with General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8 filed by the Registrant on June 28, 2013 (File No. 333-189710), and the Registration Statement on Form S-8 filed by the Registrant on August 8, 2014 (File No. 333-197986) relating to the 2013 Plan and the amendment thereto, except for the information required by Items 5 and 8, which are provided below.

Item 5. Interests of Named Experts and Counsel.

Stephen M. Rodin, our senior vice president and general counsel, has opined as to the legality of the securities being offered by this Registration Statement. As of June 30, 2015, Mr. Rodin owned 9,807 shares of our common stock and held options to purchase 84,294 shares of our common stock, granted under our equity incentive plans. Mr. Rodin is eligible to participate in the 2013 Plan.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on this 7th day of August, 2015.

THE MEDICINES COMPANY

By:	/s/ Clive A. Meanwell
Clive A. Meanwell Chairman and Chief Executive Officer
POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of The Medicines Company, hereby severally constitute and appoint Clive A. Meanwell and Glenn P. Sblendorio, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable The Medicines Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Clive A. Meanwell Clive A. Meanwell	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	August 7, 2015
/s/ Glenn P. Sblendorio Glenn P. Sblendorio	President, Chief Financial Officer and Treasurer and Director (Principal Financial and Accounting Officer)	August 7, 2015
/s/ William W. Crouse William W. Crouse	Director	August 7, 2015
/s/ Robert J. Hugin Robert J. Hugin	Director	August 7, 2015
/s/ John C. Kelly John C. Kelly	Director	August 7, 2015
/s/ Armin M. Kessler Armin M. Kessler	Director	August 7, 2015
______________ Robert G. Savage	Director	August 7, 2015
/s/ Hiroaki Shigeta Hiroaki Shigeta	Director	August 7, 2015
/s/ Melvin K. Spigelman Melvin K. Spigelman	Director	August 7, 2015
/s/ Elizabeth H.S. Wyatt Elizabeth H.S. Wyatt	Director	August 7, 2015

INDEX TO EXHIBITS

Number	Description

3.1(1)	Third Amended and Restated Certificate of Incorporation of the Registrant, as amended
3.2(2)	Amended and Restated By-Laws of the Registrant, as amended
5.1	Opinion of Senior Vice President and General Counsel of the Registrant*
23.1	Consent of Senior Vice President and General Counsel of the Registrant (included in Exhibit 5.1)*
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm for the Registrant*
24	Power of attorney (included on the signature pages of this registration statement)
99.1(3)	2013 Stock Incentive Plan
99.2(4)	Amendment No. 1 to the 2013 Stock Incentive Plan
99.3(5)	Amendment No. 2 to the 2013 Stock Incentive Plan
____________
*— filed herewith

(1)	Previously filed with the Securities and Exchange Commission as Exhibit 3.1 to the Registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2015 and incorporated herein by reference.

(2)	Previously filed with the Securities and Exchange Commission as Exhibit 3.1 to the Registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2012 and incorporated herein by reference.

(3)
Previously filed with the Securities and Exchange Commission as Appendix I to the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 000-31191), filed April 29, 2013 and incorporated herein by reference.

(4)
Previously filed with the Securities and Exchange Commission as Appendix I to the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 000-31191), filed April 30, 2014 and incorporated herein by reference.

(5)	Previously filed with the Securities and Exchange Commission as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed June 2, 2015 and incorporated herein by reference.

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